UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2019

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

Nemus Bioscience, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2019, Emerald Bioscience, Inc. (the “Company”) entered into a First Amendment (the ”First Amendment”) to that certain Master Development and Clinical Supply Agreement, dated as of February 25, 2019 (the “Noramco Agreement”), by and between the Company and Noramco, Inc. (“Noramco”) to manufacture THCVHS. CBDVHS was previously being manufactured pursuant to the Noramco Agreement. The Company will pay $257,800 upfront to add the manufacture of THCVHS to the Noramco Agreement and additional payments will be made upon Noramco shipping of the GMP active pharmaceutical ingredient to the Company. All other material terms of the Noramco Agreement remain the same.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

The Company previously entered into a letter agreement with Albany Molecular Resarch, Inc. (“AMRI”), dated as of July 31, 2018 (the “Letter Agreement”), for the manufacture of THCVHS. On July 8, 2019, the Company notified AMRI of its intent to terminate the Letter Agreement, effective on August 7, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	First Amendment to Master Development and Clinical Supply Agreement, dated as of August 7, 2019 by and between the Company and Noramco.

___________

* Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: August 8, 2019	By:	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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